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AMENDMENT No. 1 TO AMENDED AND RESTATED SUPPLY AGREEMENT

THIS AMENDMENT No. 1 TO THE AMENDED AND RESTATED SUPPLY AGREEMENT (the "Amendment") is hereby made as of February 7, 2005 by and between Plantex USA, Inc., a New Jersey corporation, with offices at 2 University Plaza, Suite 305, Hackensack, New Jersey 07601 ("Plantex") and Purepac Pharmaceutical Co. a Delaware corporation, with offices at 200 Elmora Avenue, Elizabeth, New Jersey 07207, ("Purepac"). Plantex and Purepac are sometimes together referred to herein as the "Parties" and separately as a "Party."

WHEREAS, Plantex and Purepac entered into a certain Amended and Restated Supply Agreement dated April 26, 2004 (the "Supply Agreement") and contemporaneously therewith on April 26, 2004 the Parties respective Affiliates Alpharma, Inc. ("ALO") and Teva Pharmaceutical Industries Ltd. ("Teva") entered into a certain Selective Waiver Agreement, as amended to date including Amendment No. 2 thereof being executed concurrently herewith (the "Waiver Agreement")(the Supply Agreement and the Waiver Agreement are collectively referred to as the "Original Agreements"); and

WHEREAS, the Parties desire to enter into this Amendment to make certain changes to the terms and conditions of the Supply Agreement in order to better reflect the current mutual intent and desire of the Parties.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth in the Supply Agreement and this Amendment (and notwithstanding anything in the Original Agreement to the contrary), the Parties hereby agree as follows:

1.     Definitions. All capitalized terms used herein, unless otherwise defined herein, are defined in the Original Agreements. For the purposes of this Amendment, the following words and phrases shall bear the respective meanings assigned to them below (and cognate expressions shall bear corresponding meanings):

"Lawsuit Termination" shall mean the entry of a final order by the United States Court of Appeals for the District of Columbia dismissing with prejudice the case entitled, Ivax Pharmaceuticals, Inc. ("Ivax") v. Food and Drug Administration et al. and Purepac Pharmaceutical Co., Appeal No. 04-5320, prior to the issuance of a decision in that appeal by that Court."

2.     Amendment to Section 1. Definitions. The term "Competing Products" in Section 1.1 of the Supply Agreement shall hereby be replaced in its entirety with the following:

"Competing Product" shall mean any finished pharmaceutical product for sale in the prescription drug marketplace that contains the same active ingredients in the same dosage form and strength as any Product, other than
      Products sold by ALO or Teva, or their respective Affiliates pursuant to the Waiver Agreement, or finished pharmaceutical products sold under the brand name Neurontin®; or
      an Authorized Generic Product, or
      Products sold by Ivax or its Affiliates pursuant to a selective waiver or Relinquishment agreement with ALO.

3.     Effective Date of the Amendment. The amendments to the Supply Agreement set forth herein shall only become effective upon the date of the Lawsuit Termination.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in multiple counterparts by its duly authorized representative.

PUREPAC PHARMACEUTICAL CO. By: /s/ John Larocca VP, Law US Generics	PLANTEX USA, INC. By: /s/ George Svokos President
By: /s/ Cheryl Bohnel Director of Finance